UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: February 17, 2010

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50009	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Pacific Avenue Manhattan Beach, CA 92666
(Address of Principal Executive Office)

Registrant’s telephone number, including area code 323-449-2180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Director and Officer

On February 17, 2010, the board of directors of the Registrant appointed Mr. Terry R. Fields to serve as a Director of the Registrant, as well as the Registrant’s President, Chief Executive Officer and Chief Financial Officer.  In conjunction with the appointment of Mr. Fields as President, Chief Executive Officer and Chief Financial Officer, John Pulos was appointed as Secretary of the Registrant and resigned as its President.

Biographical Information

Mr. Fields graduated from UCLA in 1965 with a Bachelor of Science Degree and then attended the University of Loyola Law School, where he received his Juris Doctorate. Thereafter he practiced law in California for over thirty years.  During this time, Mr. Fields served as an officer and director of many public companies in the United States and Canada.  He has experience in corporate and securities law, with emphasis in the resource sector.  Mr. Fields served as President of High Desert Mineral Resources, Inc. for over 15 years, and as a Director of International Chargold Resources, Ltd. (now GBS Gold International, Inc.) from March 2001 to April 2002.  Mr. Fields currently serves as a Director and President of First Pursuit Ventures, GoEnergy, Inc., Malwin Ventures, Inc., and Daulton Capital Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP

By:  /s/ Terry Fields

Chief Executive Officer

Date: February 17, 2010